EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-83680, 33-67284, 33-54060, 33-22291, 33-07225
and 33-62643 of Newpark Resources, Inc. on Form S-8 of our report dated March 21, 1997, appearing in this Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 1996.








DELOITTE & TOUCHE LLP


New Orleans, Louisiana
March 31, 1997